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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT effective as of the 1st day of October, 1996, by and between NACT TELECOMMUNICATIONS, INC. ("NACT" or the "Corporation"), a Utah corporation with its principal offices at 382 East 720 South, Orem, Utah 84058 and A. Lindsay Wallace, residing at 9659 Jordan Way, S. Jordan, Utah 84095 (the "Executive").

                              W I T N E S S E T H :

     WHEREAS, the Corporation desires to employ Executive, and Executive desires to undertake such employment, upon the terms and subject to the conditions of this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1. Employment of Executive. The Corporation hereby employs Executive as its President and Chief Executive Officer to perform the duties and responsibilities incident to such position, subject at all times to the control and direction of the Board of Directors of the Corporation (the "Board").

     2. Acceptance of Employment; Time and Attention. Executive hereby accepts such employment and agrees that throughout the period of his employment hereunder, except as hereinafter provided, he will devote substantially all his time, attention, knowledge and skills, faithfully, diligently and to the best of his ability, in furtherance of the business of the Corporation, and will perform the duties and responsibilities assigned to him
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pursuant to Paragraph 1 hereof, subject, at all times, to the direction and control of the Board [and the Chief Executive Officer of the Corporation]. As an executive officer, Executive shall perform such specific duties and shall exercise such specific authority related to the management of the day-to-day operations of the Corporation consistent with his position as President and Chief Executive Officer as may be assigned to Executive from time to time by the Board. Executive shall at all times be subject to, observe and carry out such rules, regulations, policies, directions and restrictions as the Corporation shall from time to time establish. During the period of his employment hereunder, Executive shall not, directly or indirectly, accept employment or compensation from, or perform services of any nature for, any business enterprise other than the Corporation. Notwithstanding the foregoing, the Corporation acknowledges that Executive proposes to engage in charitable activities and such engagement shall not constitute a breach of this Agreement. Executive shall be elected to such offices of the Corporation as may from time to time be determined by the Board. During the period of Executive's employment hereunder, he shall not be entitled to additional compensation for serving in any offices of the Corporation to which he is elected or appointed.

     3. Term. Except as otherwise provided herein, the term of Executive's employment hereunder shall commence as of October 1, 1996 and shall continue to and include the 30th day of September, 2001.

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     4. Compensation. As compensation for his services hereunder, the
Corporation shall pay to Executive (i) a base salary at the rate of $160,000 per annum, or such greater amount as may be determined from time to time by the Board, payable in equal installments no less frequently than semi-monthly and
(ii) such incentive compensation and bonuses as the Board may from time to time determine to award Executive. All compensation paid to Executive shall be subject to withholding and other employment taxes imposed by applicable law.

     5. Additional Benefits. In addition to such base salary and any incentive compensation and bonuses awarded Executive, he (and his family) shall be entitled to participate, to the extent he is (and they are) eligible under the terms and conditions thereof, in any profit sharing, pension, retirement, hospitalization, insurance, disability, medical service, stock option, bonus or other employee benefit plan available to the executive officers of the Corporation that may be in effect from time to time during the period of Executive's employment hereunder. The Corporation shall be under no obligation to institute or continue the existence of any such employee benefit plan.

     6. Reimbursement of Expenses. The Corporation shall reimburse Executive in accordance with applicable policies of the Corporation for all expenses reasonably incurred by him in connection with the performance of his duties hereunder and the business of the Corporation, upon the submission to the Corporation of appropriate receipts or vouchers.

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     7. Facilities and Personnel. Executive shall be provided a private office, secretarial services and such other facilities, supplies, personnel and services as shall be required or reasonably requested for the performance of his duties hereunder.

     8. Vacation. Executive shall be entitled to four weeks' paid vacation in respect of each 12-month period during the term of his employment hereunder, such vacation to be taken at times mutually agreeable to Executive and the Board. Vacation time shall not be cumulative from one 12-month period to the next, but Executive shall receive vacation pay at the then current salary rate for any vacation time not taken by him.

     9. D&O Insurance Coverage. The Corporation shall use its best efforts to obtain and maintain, at its cost and expense, directors' and officers' liability insurance coverage for the directors and officers of the Corporation, including Executive. Nothing herein shall be deemed to require the Corporation to provide such coverage for Executive if it is not then providing such coverage generally to its directors and officers.

     10. Restrictive Covenant. In consideration of his employment hereunder, Executive agrees that during the period of his employment hereunder and, in the event of termination of this Agreement (i) by Executive otherwise than for Employer Breach (as such term is defined herein) or (ii) by the Corporation for Cause (as such term is defined herein), for a further period ending on the earlier of two years after such termination or September 30,

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2001, he will not (a) directly or indirectly own, manage, operate, join, control, participate in, invest in, or otherwise be connected with, in any manner, whether as an officer, director, employee, partner, investor or otherwise, any business entity that is engaged in the design, development, manufacturing of advanced telecommunications switching platforms, the provision of facilities management and network carrier services or in any other business in which the Corporation is engaged during such period, (1) in all locations in which the Corporation is doing business, and (2) in all locations in respect of which the Corporation is actively planning for and/or pursuing a business opportunity, whether or not the Corporation has theretofore has submitted any bids, (b) for himself or on behalf of any other person, partnership, corporation or entity, call on any customer of the Corporation for the purpose of soliciting, diverting or taking away any customer from the Corporation (1) in all locations in which the Corporation is doing business, and (2) in all locations in respect of which the Corporation is actively planning for and/or pursuing a business opportunity, whether or not the Corporation, theretofore has submitted any bids, or (c) induce, influence or seek to induce or influence any person engaged as an employee, representative, agent, independent contractor or otherwise by the Corporation, to terminate his or her relationship with the Corporation. Nothing herein contained shall be deemed to prohibit Executive from (x) investing his funds in securities of an issuer if the securities of


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such issuer are listed for trading on a national securities exchange or are traded in the over-the-counter market and Executive's holdings therein represent less than 2% of the total number of shares or principal amount of the securities of such issuer outstanding, or (y) owning securities, regardless of amount, of Corporation.

     Executive acknowledges that the provisions of this Paragraph 10 are reasonable and necessary for the protection of the Corporation, and that each provision, and the period or periods of time, geographic areas and types and scope of restrictions on the activities specified herein are, and are intended to be, divisible. In the event that any provision of this Paragraph 10, including any sentence, clause or part hereof, shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect and any invalid and unenforceable provisions shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable.

             11. Confidential Information. Executive shall hold in a fiduciary capacity for the benefit of the Corporation all information, knowledge and data relating to or concerned with its operations, sales, business and affairs, and he shall not, at any time, use, disclose or divulge any such information, knowledge or data to any person, firm or corporation (unless the Corporation no

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longer treats such information as confidential) other than to the Corporation or its designees and employees or except as may otherwise be required in connection with the business and affairs of the Corporation; provided, however, that Executive may use, disclose or divulge such information, knowledge or data that
(i) was known to Executive at the commencement of his employment by the Corporation; (ii) is or becomes generally available to the public through no wrongful act on Executive's part; or (iii) becomes available to Executive from a person or entity other than the Corporation or its agents not bound by this or a similar agreement with the Corporation; and provided, further, that the provisions of this Paragraph 11 shall not apply to Executive's know how to the extent utilized by him in subsequent employment so long as such employment is not in breach of this Agreement.

     12. Equitable Relief. The parties hereto acknowledge that Executive's services are unique and that, in the event of a breach or a threatened breach by Executive of any of his obligations under this Agreement, the Corporation will not have an adequate remedy at law. Accordingly, in the event of any such breach or threatened breach by Executive, the Corporation shall be entitled to such equitable and injunctive relief as may be available to restrain Executive and any business, firm, partnership, individual, corporation or entity participating in such breach or threatened breach from the violation of the provisions hereof. Nothing herein shall be construed as prohibiting the Corporation from pursuing any other remedies

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available at law or in equity for such breach or threatened breach, including the recovery of damages and the immediate termination of the employment of Executive hereunder.

     13. Survival of Provisions; Death. Neither the termination of this Agreement, nor of Executive's employment hereunder, shall terminate or affect in any manner any provision of this Agreement that is intended by its terms to survive such termination.

     In the event of termination of Executive's employment hereunder by reason of his death, the Corporation shall pay a benefit (the "Benefit Payment") to such person or persons as Executive shall, at his option, from time to time designate by written instrument delivered to the Corporation, each subsequent designation to revoke all prior designations, or if no such designation is made, to Executive's estate (the "Payment Beneficiary"). The Benefit Payment shall be in an amount equal to one and one-half times Executive's then current base salary, and shall be payable to the Payment Beneficiary in equal quarterly installments over a period of one and one-half years, provided that if the Corporation then maintains a life insurance policy on the life of Executive under which they are the beneficiary, the amount of the death benefit payable thereunder, to a maximum amount equal to the Benefit Payment, less installments of the Benefit Payment theretofore paid, shall be paid to the Payment Beneficiary on the Benefit Payment installment payment date next succeeding the date on which the Corporation receives such death benefit proceeds and

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the remainder of the Benefit Payment, if any, shall be paid in equal quarterly installments as provided above.

     14. Disability. In the event that during the term of his employment by the Corporation Executive shall become Disabled (as such term is hereinafter defined) he shall continue to receive the full amount of the base salary to which he was theretofore entitled for a period of six months after he shall be deemed to have become Disabled (the "First Disability Payment Period"). If the First Disability Payment Period shall end prior to September 30, 2001, Executive thereafter shall be entitled to receive salary at an annual rate equal to one-half of his then current base salary for a further period ending on the earlier of (i) one year thereafter, or (ii) September 30, 2001 (the "Second Disability Payment Period"). Upon the expiration of the Second Disability Payment Period, Executive shall not be entitled to receive any further payments on account of his base salary until he shall cease to be Disabled and shall have resumed his duties hereunder and provided that the Corporation shall not have theretofore terminated this Agreement as hereinafter provided. The Corporation may terminate this Agreement and Executive's employment hereunder at any time after Executive is Disabled, upon at least 10 days' prior written notice. For the purposes of this Agreement, Executive shall be deemed to have become Disabled when (x) by reason of physical or mental incapacity, Executive is not able to perform a substantial portion of his duties hereunder for a period of 135 consecutive days or for 135 days in any consecutive 225-day period

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or (y) when Executive's physician or a physician designated by the Corporation shall have determined that Executive shall not be able, by reason of physical or mental incapacity, to perform a substantial portion of his duties hereunder. In the event that Executive shall dispute any determination of his Disability pursuant to clauses (x) or (y) above, the matter shall be resolved by the determination of three physicians qualified to practice medicine in the United States of America, one to be selected by each of the Corporation and Executive and the third to be selected by the designated physicians. If Executive shall receive benefits under any disability policy maintained by the Corporation, the Corporation shall be entitled to deduct the amount equal to the benefits so received from base salary that it otherwise would have been required to pay to Executive as provided above.

     15. Termination for Cause. The Corporation may at any time upon written notice to Executive terminate Executive's employment for Cause. For purposes of this Agreement, the following shall constitute Cause: (i) the willful and repeated failure of Executive to perform any material duties hereunder or gross negligence of Executive in the performance of such duties, and if such failure or gross negligence is susceptible of cure by Executive, the failure to effect such cure within 20 days after written notice of such failure or gross negligence is given to Executive; (ii) excessive use of alcohol or illegal drugs interfering with the performance of Executive's duties hereunder; (iii) theft, embezzlement, fraud, misappropriation of funds, other

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acts of dishonesty or the violation of any law or ethical rule relating to
Executive's employment; (iv) the conviction of a felony or other crime involving moral turpitude by Executive; or (v) the breach by Executive of any other material provision of this Agreement, and if such breach is susceptible of cure by Executive, the failure to effect such cure within 30 days after written notice of such breach is given to Executive. For purposes of this Agreement, an action shall be considered "willful" if it is done intentionally, purposely or knowingly, distinguished from an act done carelessly, thoughtlessly or inadvertently. In any such event, Executive shall be entitled to receive his base salary to and including the date of termination. Should Executive in good faith dispute his termination for cause, he shall give prompt written notice thereof to the Corporation, in which event such dispute shall be submitted to and determined by arbitration in San Francisco, California before an arbitrator appointed pursuant to the rules of the American Arbitration Association (the "Arbitrator"). Such arbitration shall be conducted in accordance with such rules as shall be promulgated by the Arbitrator, which may include any or all of the rules then obtaining of the American Arbitration Association. Any award or decision of the Arbitration shall be conclusive in the absence of fraud and judgment thereon may be entered in any court having jurisdiction thereof. The costs of such arbitration shall be borne by the party against whom any award or decision is rendered. Executive shall not be entitled to

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receive any compensation for periods subsequent to his dismissal pursuant to this Paragraph 15.

     16. Termination for Employer Breach. Executive may upon written notice to the Corporation terminate this Agreement (a termination for "Employer Breach") in the event of the breach by the Corporation of any material provision of this Agreement (and the occurrence of any of the events described in subparagraph (i) of Paragraph 17 hereof shall be deemed a breach by the Corporation of a material provision of the Agreement), and if such breach relates to a provision of this Agreement other than Paragraph 17 and is susceptible of cure, the failure to effect such cure within 30 days after written notice of such breach is given to the Corporation.

     17. Change of Control.

          (i) If prior to the termination of this Agreement, there is a Change of Control (as such term is defined herein) and thereafter any of the following occur: (a) Executive is placed in any position of lesser stature than that of a senior executive officer of the Corporation; is assigned duties inconsistent with a senior executive officer or duties which, if performed, would result in a significant change in the nature or scope of powers, authority, functions or duties inherent in such position on the date hereof; is assigned performance requirements or working conditions which are at variance with the performance requirements and working conditions in effect on the date hereof; or is accorded treatment on a general basis that is in derogation of his status as

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a senior executive officer; (b) Executive ceases to serve as a member of the
Board; (c) any breach of Paragraphs 4 through 8, inclusive, of this Agreement; or (d) any requirement of the Corporation that the location at which Executive performs his principal duties for the Corporation be outside a radius of 50 miles from the location at which Executive performed such duties immediately prior to the Change of Control, then the Agreement shall be deemed to have been terminated by the Corporation otherwise than by reason of Cause and the Corporation shall pay to Executive within five days after notice from Executive to such effect, as liquidated damages, a lump sum cash payment equal to the "base amount" of Executive's compensation. For purposes hereof, "base amount" shall have the meaning provided in Section 280G (b) (2) (A) of the Internal Revenue Code of 1986, as amended, and the Proposed Regulations thereunder.

          (ii) For the purposes of this Agreement, a Change of Control means (i) the direct or indirect sale, lease, exchange or other transfer of all or substantially all (50% or more) of the assets of the Corporation to any person or entity or group of persons or entities acting in concert as a partnership or other group (a "Group of Persons") (ii) the merger, consolidation or other business combination of the Corporation with or into another corporation with the effect that the shareholders of the Corporation, as the case may be, immediately following the merger, consolidation or other business combination, hold 50% or less of the combined voting power of the then outstanding securities of the

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surviving corporation of such merger, consolidation or other business combination ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, (iii) the replacement of a majority of the Board or of any committee of the Board in any given year as compared to the directors who constituted the Board or such committee at the beginning of such year, and such replacement shall not have been approved by the Board, as the case may be, as constituted at the beginning of such year, (iv) a person or Group of Persons shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of the Corporation representing 50% or more of the combined voting power of the then outstanding securities of such corporation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors.

     18. Insurance Policies. The Corporation shall have the right from time to time to purchase, increase, modify or terminate insurance policies on the life of Executive for the benefit of the Corporation, in such amounts as the Corporation shall determine in their sole discretion. In connection therewith, Executive shall, at such place or places as the Corporation may reasonably direct, submit himself to physical examinations on an annual basis (or more frequently) should an insurer or prospective

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insurer so require, and execute and deliver such documents as the Corporation may deem necessary to obtain such insurance policies.

     19. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and any other prior agreement between the Corporation and Executive with respect to the subject matter hereof is hereby superseded and terminated effective immediately and shall be without further force or effect. No amendment or modification himself shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought.

     20. Notices. Any notice required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered in person or by responsible overnight delivery service or sent by certified mail, return receipt requested, postage and fees prepaid as follows:

                           If to the Corporation, at the address set forth above, Attention: Chief Executive Officer, with a copy to:

                           Olshan Grundman Frome & Rosenzweig LLP
                           505 Park Avenue
                           New York, New York 10022
                           Attention: Stephen Irwin

     If to Executive, at his address set forth above. Any of the parties hereto may at any time and from time to time change the address to which notice shall be sent hereunder by notice to the other parties given under this Paragraph 20. The date of the giving of any notice hand delivered or delivered by

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responsible overnight carrier shall be the date of its delivery and of any notice sent by mail shall be the date five days after the date of the posting of the mail.

     21. No Assignment; Binding Effect. Neither this Agreement, nor the right to receive any payments hereunder, may be assigned by Executive or the Corporation without the prior written consent of the other parties hereto. This Agreement shall be binding upon Executive, his heirs, executors and administrators and upon the Corporation, their respective successors and permitted assigns.

     22. Waivers. No course of dealing nor any delay on the part of the Corporation in exercising any rights hereunder shall operate as a waiver of any such rights. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

     23. Invalidity. If any clause, paragraph, section or part of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or affect any other clause, paragraph, section or part of this Agreement.

     24. Further Assurances. Each of the parties shall execute such documents and take such other actions as may be reasonably requested by the other party to carry out the provisions and purposes of this Agreement in accordance with its terms.

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     25. Attorneys' Fees. If any action, suit or proceeding is filed by any party to enforce or rescind this Agreement or otherwise with respect to the subject matter of this Agreement, the party prevailing on an issue shall be entitled to recover with respect to such issue, in addition to costs, reasonable attorneys' fees incurred in preparation or in prosecution or defense of such action, suit or proceeding as fixed by the arbitrator or trial court, and if any appeal is taken from the decision of the trial court, reasonable attorneys' fees as fixed on appeal.

     26. Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the terms of the State of Utah, except that body of law relating to choice of laws.

     IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be duly executed as of the day and year first above written.

                                        NACT TELECOMMUNICATIONS, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        ----------------------------------------
                                        A. Lindsay Wallace


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